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                                                                    EXHIBIT 11.0

                             EPL TECHNOLOGIES, INC.
                         COMPUTATION OF LOSS PER SHARE
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 SIX MONTHS ENDED                     THREE MONTHS ENDED
                                                                     JUNE 30,                              JUNE 30,
                                                             1998             1997                 1998                1997
                                                            -------          -------              -------             -------

Net Loss                                                    $(2,442)         $(2,995)             $  (886)             (1,604)

Deduct:
Accretion, discount and dividends on
       preferred stock                                        2,354              319                1,003                 195
                                                            -------          -------              -------             -------

Net loss for common shareholders                            $(4,796)         $(3,314)             $(1,889)            $(1,799)
                                                            =======          =======              =======             =======
Weighted average number
       of common shares outstanding                           9,722            7,911               10,366               8,035
                                                            =======          =======              =======             =======
Basic Loss Per Share                                        $ (0.49)         $ (0.42)             $ (0.18)            $ (0.22)
                                                            =======          =======              =======             =======


Net Loss for diluted loss
       per share computation                                $(2,442)         $(2,995)             $  (886)            $(1,604)
                                                            =======          =======              =======             =======
Weighted average number
       of common shares outstanding                           9,722            7,911               10,366               8,035

Common share equivalent applicable to:
       Series A convertible preferred stock                   1,025            1,617                  673               1,586
       Series B convertible preferred stock                                      266                                      266
       Series C convertible preferred stock                      26               12                                       24
       Series D convertible prefeered stock                   1,133                                 1,058
       Series A warrants                                         24              117                   12                 114
       Series D warrants                                        202                                   202
       Other warrants                                            75               91                   75                 106
       Stock options                                          1,808            1,614                1,814               1,589

Less common stock acquired with net proceeds                 (1,853)          (1,279)              (2,128)             (1,401)

Weighted average number of common shares
and common share equivalents used to compute                -------          -------              -------             -------
diluted loss per share                                       12,162           10,348               12,072              10,433
                                                            =======          =======              =======             =======

Diluted loss per share                                      $ (0.20)         $ (0.29)             $ (0.07)            $ (0.15)
                                                            =======          =======              =======             =======





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